EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 3 to this Registration Statement of Pan Pacific Retail Properties, Inc. on Form S-3 of our report dated March 15, 2003 (related to the consolidated financial statements of Center Trust, Inc.), appearing in the Current Report on Form 8-K of Pan Pacific Retail Properties, Inc. dated March 15, 2003. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
October 28, 2003